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                                                                  Exhibit 10.11









                             SHAREHOLDERS AGREEMENT

                                  BY AND AMONG

                         MATADOR PETROLEUM CORPORATION,

                         UNION OIL COMPANY OF CALIFORNIA

                                       AND

                              CERTAIN SHAREHOLDERS

                                       OF

                          MATADOR PETROLEUM CORPORATION











                                JANUARY 20, 1998


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                             SHAREHOLDERS AGREEMENT


      This Shareholders Agreement (this "Agreement") dated as of January 20, 1998, is by and among Matador Petroleum Corporation (formerly Matador HoldCo.), a Texas corporation (the "Company"), Union Oil Company of California, a California corporation ("Unocal"), and certain shareholders (the "Shareholder Parties") of the Company listed on EXHIBIT A attached hereto. The Shareholder Parties and Unocal, and their respective heirs, legal representatives, administrators and successors are collectively referred to as the "MHC Shareholders."


                               W I T N E S S E T H


      WHEREAS, the Company and Unocal have entered into a Stock Purchase Agreement, dated of even date herewith (the "Purchase Agreement"), and a Contribution Agreement, dated of even date herewith (the "Contribution Agreement"), pursuant to which Unocal will transfer certain of its assets to the Company in exchange for 670,000 shares (the "New Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock");

      WHEREAS, upon consummation of the transactions contemplated by the Purchase Agreement and the Contribution Agreement, each Shareholder Party shall individually own record and beneficial title to the number of shares of Common Stock or the Company's preferred stock, par value $0.10 per share (the "Preferred Stock"), as the case may be, set forth beside their name on EXHIBIT A attached hereto. The shares of Preferred Stock and the Common Stock now owned or hereafter acquired by the MHC Shareholders while this Agreement is in effect are collectively referred to as the "Stock"; and

      WHEREAS, the MHC Shareholders wish to enter into an agreement setting forth their respective rights as shareholders of the Company.

      NOW, THEREFORE, the parties hereto agree as follows:

      1.    DEFINITIONS.  As used in this Agreement:


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            (a) "Disposition" means any sale, inter vivos transfer, pledge, mortgage or other encumbrance, foreclosure of such a pledge, mortgage or other encumbrance, or any other disposition of Stock whatsoever.

            (b) "Immediate Family" of any specified person means (i) a spouse, sibling, child or grandchild of such specified person, whether related through blood, marriage or adoption, (ii) a trust the sole beneficiaries of which are such specified person or any of the persons described in clause (i), (iii) a family partnership the sole partners of which are such specified person, any of the persons described in clause (i) or any trust described in clause (ii), or (iv) the estate of such specified person or any of the persons described in clause (i) and the beneficiaries of such estate.

            (c) "IPO" means the first to occur of (i) the initial underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of shares of Common Stock for the account of the Company, (ii) the listing of the Common Stock on a national exchange or the Nasdaq National Market or
      (iii) a merger of the Company into a publicly-traded company wherein the Company is the surviving entity.

            (d) "Reply Notice" means a notice from any party hereto that received an Offer, stating whether such party accepts the Offer.

            (e) "Unocal Affiliate" means an entity that pursuant to Section 8(d) has acquired shares of Stock owned as of the date hereof by Unocal until such time that such entity Disposes of such Stock.

            (f) "Unocal's Proportionate Share" of capital stock of the Company shall be equal to the fraction, expressed as a percentage, represented by a numerator equal to the number of all shares of capital stock of the Company held by Unocal and the Unocal Affiliates over a denominator equal to the total number of outstanding shares of capital stock of the Company (including Common Stock, Preferred Stock and all other classes of capital stock of the Company outstanding).

      2. CONSENT. The Company has furnished to the Shareholder Parties a copy of the Purchase Agreement and the Contribution Agreement (including all Exhibits thereto). Subject to the terms and conditions of this Agreement, the Shareholder Parties consent to the Purchase Agreement and the Contribution Agreement, and the transactions contemplated thereby.

      3. COOPERATION. The Shareholder Parties agree to use commercially reasonable efforts to promptly take all such actions as may be necessary or appropriate

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to consummate the transactions contemplated by the Purchase Agreement and the Contribution Agreement.

      4.    AGREEMENT TO VOTE.

            (a) Promptly after the execution of the Agreement, the Company and the MHC Shareholders shall take such actions as are necessary to set the number of directors of the Company at twelve and to elect the following four persons (who shall be Unocal Designees, as defined below) to the board of directors of the Company:


                              Dennis Justus
                              Gary DuPriest
                              David Thompson
                              Mike Buswell

            (b) Subject to Sections 4(d) and (e), the Shareholder Parties agree to vote all Common Stock now or hereafter owned by them to elect to the board of directors of the Company those nominees proposed by Unocal pursuant to Section 4(d) (the "Unocal Designees").

            (c) Subject to Sections 4(d) and (e), Unocal agrees to vote all Common Stock now or hereafter owned by it to elect to the board of directors of the Company those nominees (the "Company Designees") proposed by a majority of the Unaffiliated Directors (as defined below). "Unaffiliated Directors" shall mean members of the board of directors of the Company who are not Unocal Designees and are not directors elected by the holders of the Series A Preferred Stock of the Company.

            (d) The Company and the MHC Shareholders agree that, with respect to each election of directors of the Company, Unocal shall have the right to nominate to the board of directors of the Company a number of directors which, when added to all Unocal Designees that will remain as directors of the Company after such election, will be equal to Unocal's Proportionate Share of the Company (rounded down to the nearest whole number of directors), but in any event Unocal shall not be entitled to require that more than 36%, and, except as set forth below, shall be entitled to require that at least 20%, of the directors of the Company be Unocal Designees. Notwithstanding the above, if Unocal's Proportionate Share is less than 15%, Unocal may only nominate to Company's board of directors the number of directors which, when added to all Unocal Designees that will remain as directors of the Company after such election, will be equal to Unocal's Proportionate Share (rounded down to the nearest whole number of directors). The right to nominate contained in this


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      Section 4(d) shall be exclusive to Unocal and no other transferee of the shares of Stock owned by Unocal shall be entitled to exercise any rights under this Section 4(d). Based on a board of directors of Matador consisting of twelve members, Unocal would have the right to nominate four directors on the date hereof.

            (e) Nominees for the remaining positions on the board of directors of the Company for which Unocal has not made nominations pursuant to paragraph 4(d) above may be nominated by other parties, including, but not limited to, the Unaffiliated Directors or the holders of the Series A Preferred Stock of the Company (to the extent such holders have a right to elect directors).

            (f) Each MHC Shareholder will vote all of its Stock, and the Company will take all necessary or desirable actions, as are reasonably requested to prevent the removal, with or without cause, of any Unocal Designee or Company Designee, without the prior written consent of Unocal, in the case of any Unocal Designee, or a majority of the Unaffiliated Directors, in the case of any Company Designee.

            (g) Each MHC Shareholder will retain at all times the right to vote its Stock in its sole discretion on all matters presented to the Company's shareholders for a vote other than the matters set forth in Section 4(b), 4(c) and 4(f) above, except as otherwise limited or controlled by the Company's Articles of Incorporation or Bylaws, as amended from time to time.

            (h) Any of the Company Designees may resign for any reason at any time from the Company's board of directors. A majority of the Unaffiliated Directors may, in their sole and absolute discretion, decline in a written notice to the other MHC Shareholders to designate or nominate part or all of their candidates for an upcoming election to the Company's board of directors, in which case the MHC Shareholders shall not be obligated, in the next succeeding election of directors only, to vote their Stock for election of such Company Designees.

            (i) The Unocal Designees may resign for any reason at any time from the Company's board of directors. Unocal may, in its sole and absolute discretion, decline in a written notice to the other MHC Shareholders to designate or nominate candidates for an upcoming election to the Company's board of directors, in which case the MHC Shareholders shall not be obligated, in the next succeeding election of directors only, to vote their Stock for election of the Unocal Designees.

            (j) Notwithstanding the foregoing provisions of this Section 4, the Shareholder Parties who hold shares of the Company's Series A Preferred Stock


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      retain all exclusive rights of the holders of such Series A Preferred
      Stock as set forth in the Certificate of Designation creating the Series A Preferred Stock to elect two members of the board of directors voting separately as a class.

      5.    ADDITIONAL COVENANTS.

            (a) Each MHC Shareholder agrees to support and vote for inclusion and implementation of reasonable and customary take-over protection provisions for the Company, including, but not limited to, a Share Rights Plan (poison-pill agreement), staggered board seats on the board of directors of the Company and blank-check preferred stock, that are designed to encourage any potential party wishing to gain control of Matador to negotiate with the board of directors of the Company as opposed to pursuing a take-over through hostile means.

            (b) In the event that (i) the ownership by Unocal and its affiliates of the Company's voting securities increases to an amount representing either
(A) greater than 50% of the votes that can be cast for election of directors of the Company or (B) the ability to elect a majority of the directors constituting the entire board of directors of the Company, or (ii) Unocal or any of its affiliates acts in concert with other shareholders of the Company to change control of the Company from the then existing board of directors of the Company (without the consent of the then existing board of directors of the Company) or the then existing executive management (without the consent of the then existing Chief Executive Officer of the Company), or (iii) Unocal or any director of the Company that is affiliated with Unocal (a "Unocal Director"), without the consent of Joseph Wm. Foran, votes to terminate or refuses to vote to re-elect Joseph Wm. Foran as Chairman and Chief Executive Officer of the Company or any of its subsidiaries or otherwise votes to decrease his capacity and responsibilities (each of the items described in clauses (b)(i), (ii) and (iii) being referred to herein as a "Change of Control Event"), then:

                  (1) Unocal will immediately offer in writing to purchase (with the offer to remain open for 45 days from delivery of such offer) all of the Company's capital stock owned by each party who is a shareholder of the Company at the time of the Change of Control Event and who did not vote, as a shareholder or director of the Company, in favor of, or otherwise directly or indirectly support, the Change of Control Event (with an offer to be made and delivered to each such shareholder). If an offer is accepted by a shareholder, the purchase from such shareholder shall be closed within 15 days of acceptance pursuant to reasonable procedures established by Unocal and shall be for cash or publicly-traded stock of Union Oil Company of California, at the shareholder's option, at the fair market value of such shareholder's shares of the Company's capital stock;


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                  (2) If the Change of Control Event as described in clause
            (b)(iii) above occurs, Unocal will provide reasonable severance to Joseph Wm. Foran of not less than 2.99 years' compensation; and

                  (3) Unocal will provide, and cause the Company and its
            subsidiaries to provide, for reasonable severance for any other employees of the Company not retained at the same or higher compensation (including benefits) for at least one year after the occurrence of any Change of Control Event. Reasonable severance for such employees shall mean at least one month's pay for each year of service (prorated for partial years) with the Company or its subsidiaries (with a minimum of three month's pay) for senior officers and members of the operating committee of the Company, and two weeks pay for each year of service (prorated for partial years) with the Company or its subsidiaries (with a minimum of four weeks pay) for all other employees.

            For purposes of this Section 5, fair market value for a share of the Company's capital stock shall be the higher of (i) the highest price for which a share of such stock has been sold during the previous 30 days and (ii) the fair market value of the Company's and its subsidiaries' assets and business as a going concern, less debt, on a per share basis as determined by agreement of the affected parties, or, if no agreement can be reached within 30 days of the Change of Control Event giving rise to the need to determine the fair market value, then by appraisal by an independent, qualified appraiser selected by the Company (which the Company shall do within 15 days of the end of such 30-day period) and approved by the other affected parties, such approval not to be unreasonably withheld.

      6. RESTRICTION ON SALES. None of the MHC Shareholders shall, for a period of 180 days after an underwritten IPO, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Stock without the prior written consent of the Company (other than transfers pursuant to Section 8(c) or (d)); PROVIDED, HOWEVER, that this provision shall not prohibit sales of Stock in any tender offer or other business combination or corporate restructuring approved by the board of directors of the Company.

      7. RIGHT OF FIRST OFFER. Except as herein provided, no MHC Shareholder shall make any Disposition without the written consent of the other MHC Shareholders and the Company, or in the absence of such written consent, except pursuant to the provisions hereinafter set forth:

            (a) Any MHC Shareholder desiring to make a Disposition or who has received a good faith non-collusive offer to purchase such Stock which such MHC Shareholder wishes to accept shall first make a written offer (the "Offer") to sell such Stock for cash to the Company and to the other MHC Shareholders.


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            (b) The Offer shall be sent to the other MHC Shareholders and to the
      Company and shall state (i) the number of shares of Stock included in the proposed Disposition, (ii) the price in cash at which such Shares are offered, (iii) the names of the proposed purchaser or purchasers, if any, and (iv) the names of any persons with whom the selling MHC Shareholder has discussed, within six months prior to the date of the Offer, a Disposition (together with a general description of such discussions). The date of the Offer shall be the date on which the notice containing the Offer has been received (in accordance with the notice provisions of Section 13) by all parties entitled to receive it. The Offer may be withdrawn at any time prior to the exercise of an option granted in Sections 7(c), 7(d) or 7(e).

            (c) The Company shall have the option, for 15 days following the date of the Offer, to purchase any or all Stock offered. Such option is deemed exercised once a Reply Notice is delivered to the selling MHC Shareholder. If the Company chooses to exercise the option and shall not have sufficient surplus to permit it lawfully to purchase all of the Stock that the Company chooses to purchase, the selling MHC Shareholder and the other MHC Shareholders shall promptly take such action to vote their respective shares to reduce the capital of the Company or to take such other steps as may be appropriate or necessary to enable the Company, if possible, to lawfully purchase the chosen amount of such Stock subject to the Offer.

            (d) If the Company does not exercise its option to purchase the Stock or fails to purchase all of the Stock offered, the other MHC Shareholders shall have the option, for 15 days following the expiration of the Company's option in Section 7(c), to purchase the remaining shares of Stock offered (i) in such proportions as they mutually agree or, (ii) if no agreement can be reached, in that proportion of the number of shares of such Stock that the number of shares of Stock owned by such MHC Shareholder bears to the total number of shares of Stock owned by all of the other MHC Shareholders that elect to purchase Stock pursuant to this
      Section 7(d) (with the Series A Preferred Stock being treated as if it was fully converted into Common Stock). Such option is deemed exercised once a Reply Notice is delivered to the selling MHC Shareholder. For the purpose of the foregoing, fractional interests shall either be rounded to the nearest full share or be totaled and allocated, on a whole-share basis, by lot among the other MHC Shareholders that have exercised their purchase rights.

            (e) If one or more of the MHC Shareholders fails to, or is unable to, purchase all of the remaining Stock offered pursuant to Section 7(d), the other MHC Shareholders who shall have elected to exercise their option under Section 7(d) shall have the option to purchase not less than all of the remaining Stock (i) in such proportions as they mutually agree or,
      (ii) if no agreement can be reached, in that proportion of the remaining number of shares of such Stock that

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      the number of shares of Stock owned by such MHC Shareholder bears to the total number of shares of Stock owned by all MHC Shareholders electing to purchase stock pursuant to this Section 7(e). The MHC Shareholders shall have this option for five days following the determination of unwillingness or inability of one or more of the MHC Shareholders to purchase all of the remaining Stock.

            (f) If the other MHC Shareholders and the Company choose not to purchase, or do not purchase, all of the Stock subject to an Offer, the selling MHC Shareholder shall be permitted, at any time or times within but not subsequent to six months after the lapse of all options arising in connection with such Offer, to sell the Stock that was the subject of such Offer but was not purchased by the other MHC Shareholders or the Company. No such sale to such purchaser shall be made at a lower price or on any more favorable terms than specified in such Offer. If any consideration from the purchase is other than cash, (i) the selling MHC Shareholder shall have the obligation to establish, (ii) in a writing delivered to the Company and the other MHC Shareholders and to the reasonable satisfaction of the Company and the other MHC Shareholders, that the purchase price was not lower, and that the terms were not more favorable, than those specified in the Offer and (iii) if the selling MHC Shareholder and the Company cannot agree, they will submit to binding arbitration (in Dallas, Texas, and pursuant to the Commercial Arbitration Rules of the American Arbitration Association) the issues of whether the purchase price was lower than and the terms were not more favorable than those specified in the Offer. The parties agree to use best efforts to resolve their dispute over these issues within 30 days. If after the lapse of the six-month period such Stock has not been sold, the selling MHC Shareholder must make a new Offer prior to any Disposition.

            (g) The price per share to be paid upon the purchase of Stock under
      Section 7(c), 7(d) or 7(e) shall be the price stated in the Offer.

            (h) The closing of any purchase of the Stock by the other MHC Shareholders and/or the Company shall be within 60 days of the date of the Reply Notice. The place of the closing shall be as agreed upon among the parties thereto, or, if no such agreement is reached, at the principal office of the Company. The purchase price determined under Section 7(g) of the Stock being acquired by each purchaser shall be paid by certified or cashier's check upon the closing. Such check shall be actually delivered to the selling MHC Shareholder or sent by certified or registered mail, postage prepaid, return receipt requested, to the address of the selling MHC Shareholder. In the latter case, delivery shall be deemed to have been made to the selling MHC Shareholder upon the deposit of such documents in the mails.


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            (i) A duplicate copy of all Reply Notices by selling MHC
      Shareholders shall be sent to Unocal and the Company.

            (j) The Secretary of the Company shall give notice promptly to all non-selling MHC Shareholders of the number of shares which may be purchased at any time by any of them during each of the periods specified above.

            (k) Notwithstanding the foregoing provisions of this Section 7, the Shareholder Parties who are the holders of shares of Series A Preferred Stock of the Company do not waive any right of such shareholders to consent to the purchase, redemption or acquisition of any shares of capital stock of the Company by the Company pursuant to this Section 7, as provided in the Certificate of Designation establishing the Series A Preferred Stock.

      8. FIRST OFFER EXCEPTIONS. A MHC Shareholder may make a Disposition without compliance with the provisions of Section 7 if the Disposition is made:

            (a) by an MHC Shareholder that is not (i) a director of the Company,
      (ii) affiliated with a director of the Company or (iii) the beneficial owner or holder (together with its affiliates) of five percent or more of the outstanding Stock;

            (b) in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended (without regard to or reliance on Rule 144(k));

            (c)   to a member of the Immediate Family of such MHC
      Shareholder; or

            (d) to another entity that is, directly or indirectly, not less than 51% owned and controlled by such MHC Shareholder; PROVIDED, HOWEVER, that the indirect ownership of such shares of Stock may not be Disposed of by such MHC Shareholder without complying with Section 7, 8(a), 8(b) or 8(d).

      Shares of Stock Disposed of pursuant to Section 8(a) or 8(b) shall no longer be subject to this Agreement. If the shares of Stock are Disposed of pursuant to Section 8(c) or 8(d), such member of the Immediate Family or such entity, respectively, shall have executed an Addendum Agreement before such Disposition.

      9. REPRESENTATIONS OF THE MHC SHAREHOLDERS. Each MHC Shareholder represents and warrants to each other MHC Shareholder that:

            (a) such MHC Shareholder has the requisite power and authority to enter into and perform this Agreement;



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            (b) if such MHC Shareholder is a corporation, the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of such MHC Shareholder, and this Agreement has been duly executed by a duly authorized officer of such MHC Shareholder;

            (c) the performance of this Agreement by the MHC Shareholder will not require such MHC Shareholder to obtain the consent, waiver or approval of any person and will not violate, result in a breach of or constitute a default under any statute, regulation, agreement, trust instrument, judgment, consent, decree or restriction by which it is bound; and

            (d) such MHC Shareholder is record and/or beneficial owner of the shares of either Common Stock or Preferred Stock as described in the recitals hereto or in EXHIBIT A hereto, and has the full and unqualified right to vote all of such shares as contemplated by this Agreement.

      10.   ENDORSEMENT OF STOCK CERTIFICATES.

            (a) Contemporaneously with the execution hereof, the MHC Shareholders shall surrender to the Company for endorsement and return to such MHC Shareholders all certificates representing shares of Stock now owned by them and agree that such certificates, any certificates representing such shares that are issued in the future or certificates representing any shares of capital stock of the Company that may hereafter be acquired by the MHC Shareholders shall be endorsed on the back thereof, together with any other endorsements required, as follows, or in words of similar meaning:

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE SHAREHOLDERS AGREEMENT DATED JANUARY 20, 1998 (THE "AGREEMENT"), BY AND AMONG THE COMPANY, UNION OIL COMPANY OF CALIFORNIA AND CERTAIN SHAREHOLDERS OF THE COMPANY, A COUNTERPART OF WHICH HAS BEEN DEPOSITED WITH THE COMPANY AT ITS PRINCIPAL OFFICE. A TRANSFEREE, PLEDGEE OR MORTGAGEE OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE DEEMED TO HAVE NOTICE OF AND TO BE BOUND BY THE TERMS OF THE AGREEMENT.

            Such certificates shall be endorsed on the front thereof as follows, or in words of similar meaning:

            "SEE RESTRICTIONS ON REVERSE SIDE."

            (b) The Company agrees to cooperate with the MHC Shareholders with respect to any Dispositions of Stock permitted by Section 6, 8(a) or 8(b) by


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      removing or causing to be removed the legends on certificates relating to the shares sold or transferred in accordance with Section 6, 8(a) or 8(b), respectively.

      11. TERMINATION. This Agreement shall continue in effect for the period commencing on the date hereof until its termination upon the earliest of (i) the bankruptcy or dissolution of the Company, (ii) the written approval of the Company and the MHC Shareholders who hold at least 85% of the outstanding Stock then held by all MHC Shareholders; (iii) the occurrence of any event that reduces the number of MHC Shareholders to one, (iv) the merger or consolidation of the Company with another entity (provided the Company is not the surviving corporation of such merger or consolidation and provided further that the surviving entity is not owned or controlled, directly or indirectly, by the then current shareholders of the Company), (v) ten years from the date hereof. With respect to The Travelers Insurance Company, The Travelers Indemnity Company, The Phoenix Insurance Company, The Travelers Life and Annuity Company and The Lincoln National Life Insurance Company only (collectively, the "Preferred Shareholders"), the rights and obligations of the Preferred Shareholders under this Agreement shall terminate immediately upon the consummation of an underwritten IPO, except that the rights and obligations of the Preferred Shareholders created by Section 6 of this Agreement shall survive such termination.

      12. AMENDMENTS. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the MHC Shareholders who hold at least 85% of the outstanding Stock then held by all MHC Shareholders.

      13. NOTICES. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows (or to such other address as a party may designate by notice to the other party):


                  (a)   if to the Company:

                        Matador Petroleum Corporation
                        Suite 158, Pecan Creek
                        8340 Meadow Road
                        Dallas, Texas  75231-3751
                        Facsimile: (214) 691-1415
                        Telephone: (214) 987-3650




                                      -11-



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                  (b)   if to Unocal:

                        Union Oil Company of California
                        14141 Southwest Freeway
                        Sugar Land, Texas  77478
                        Facsimile: (281) 287-7340
                        Telephone: (281) 491-7600

                  (c) if to the Shareholder Parties, to the address of each Shareholder Party as indicated on EXHIBIT A hereto

      14. WAIVER. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether such provision is similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

      15. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      16. ENTIRE AGREEMENT. This Agreement, the Purchase Agreement, the Contribution Agreement and the other agreements contemplated hereby and thereby constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral, written or inferred, of the parties, and there are no other warranties, representations or agreements between the parties in connection with the subject matter hereof.

      17. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

      18. BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided that this Agreement shall not bind the holder of any shares purchased pursuant to Section 7(f) of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, successors and assigns, any rights, benefits or obligations hereunder.



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      19. HEADINGS. The headings contained herein are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

      20. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      21. INTENT. Section 4 is intended to operate as a voting agreement as envisioned by Article 2.30.B of the Texas Business Corporation Act, as in effect on the date thereof. A counterpart of this Agreement shall be deposited with the Company at its principal office, where it shall be subject to inspection by the Company's shareholders.

      22. SPECIFIC PERFORMANCE. Each of the MHC Shareholders acknowledges that the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement was not performed in accordance with its terms, and, therefore, agrees that each MHC Shareholder shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

      23 RESERVATION OF CERTAIN RIGHTS. Notwithstanding the consents of the Preferred Shareholders in this Agreement, the Preferred Shareholders reserve all rights under that certain Preferred Stock Conversion Agreement, dated as of January 19, 1998, among the Preferred Shareholders, the Company and Matador E & P Company (f/k/a Matador Petroleum Corporation) (the "Conversion Agreement"), and the Certificate of Designation filed by the Company with the Texas Secretary of State to create the Series A Preferred Stock (the "Certificate of Designation"), with respect to the following:

      (a) The stock purchase rights and options under Article 9 of the Conversion Agreement, except with respect to the issuance of the New Shares pursuant to the Purchase Agreement, which is hereby approved;

      (b) The right to consent to the purchase, redemption or other acquisition of shares of Junior Stock (as defined in the Certificate of Designation) as provided in Section 5(d)(iii) of the Certificate of Designation, except for the Company's repurchase of the New Shares pursuant to Section 4(e) of the Purchase Agreement, which is hereby approved; and

      (c) The right to consent to the creation, authorization or issuance of any shares of any class of Prior Stock (as defined in the Certificate of Designation) and certain classes of Parity Stock (as defined in the Certificate of Designation) as provided under Sections 5(d)(iv) and (v) of the Certificate of Designation.

                         [SIGNATURES ON FOLLOWING PAGE]

                                            MATADOR PETROLEUM CORPORATION


                                            /s/ Joseph Wm. Foran
                                            ------------------------------
                                            Name: Joseph Wm. Foran
                                            Title: Chairman and CEO


                                            UNION OIL COMPANY OF CALIFORNIA


                                            /s/ Robert C. Gnagy
                                            ______________________________
                                            Name: Robert C. Gnagy
                                            Title: Attorney-in-Fact

                                            SHAREHOLDER PARTIES:

                                            THE LINCOLN NATIONAL LIFE INSURANCE
                                            COMPANY

                                            By:   Lincoln Investment Management,
                                                  Inc., its Attorney-in-Fact


                                                  /s/ R. Gordon Marsh
                                                  ______________________________
                                                  Name: R. Gordon Marsh
                                                  Title: Vice President


                                            THE TRAVELERS INSURANCE COMPANY


                                            /s/ John F. Gilsenan
                                            ------------------------------------
                                            Name: John F. Gilsenan
                                            Title: Second Vice President


                                            THE TRAVELERS INDEMNITY COMPANY


                                            /s/ John F. Gilsenan
                                            ------------------------------------
                                            Name: John F. Gilsenan
                                            Title: Second Vice President


                                            THE PHOENIX INSURANCE COMPANY


                                            /s/ John F. Gilsenan
                                            ------------------------------------
                                            Name: John F. Gilsenan
                                            Title: Second Vice President


                                             THE TRAVELERS LIFE AND ANNUITY
                                             COMPANY


                                            /s/ John F. Gilsenan
                                            ------------------------------------
                                            Name: John F. Gilsenan
                                            Title: Second Vice President

                                        /s/ Joseph Wm. Foran
                                        ------------------------------------
                                        JOSEPH WM. FORAN


                                        /s/ Michael B. Decker
                                        ------------------------------------
                                        MICHAEL B. DECKER


                                        /s/ Eugene C. Fiedorek
                                        ------------------------------------
                                        EUGENE C. FIEDOREK


                                        /s/ Jack L. Gregory
                                        ------------------------------------
                                        JACK L. GREGORY

                                        GREGCO RESOURCES, INC.

                                        By: /s/ Jack L. Gregory
                                           ---------------------------------
                                        Name: Jack L. Gregory
                                             --------------------------------
                                        Title: President
                                              -------------------------------


                                        /s/ R. Clarke Heidrick, Jr.
                                        ------------------------------------
                                        R. CLARKE HEIDRICK, JR.


                                        /s/ C. Wayne Nance
                                        ------------------------------------
                                        C. WAYNE NANCE


                                        OPAL INVESTMENTS LIMITED PARTNERSHIP

                                        By:   C. Wayne Nance & Associates, Inc.
                                              Managing General Partner

                                              By: /s/ C. Wayne Nance
                                                 ------------------------------
                                              Name: C. Wayne Nance
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------


                                        /s/ W. J. Sleeper, Jr.
                                        ------------------------------------
                                         W. J. SLEEPER, JR.


                                        /s/ Paul H. Smith
                                        ------------------------------------
                                         PAUL H. SMITH

                                                                       EXHIBIT A
                               SHAREHOLDER PARTIES



                                             No. of Shares of  No. of Shares of
                                             Preferred Stock     Common Stock
                                              of the Company    of the Company
                                             ----------------  ----------------

The Travelers Insurance Company                   75,000              -0-
One Tower Square
Hartford, CT  06183-2030
Attn: Securities Department - Private
Placements - 9PB

The Travelers Indemnity Company                   73,334              -0-
One Tower Square
Hartford, CT  06183-2030
Attn: Securities Department - Private
Placements - 9PB
Telecopier Number: (203) 954-5243

The Phoenix Insurance Company                     10,000              -0-
One Tower Square
Hartford, CT  06183-2030
Attn: Securities Department - Private
Placements - 9PB

The Travelers Life and Annuity                    8,333               -0-
Company
One Tower Square
Hartford, CT  06183-2030
Attn: Securities Department - Private
Placements - 9PB

The Lincoln National Life Insurance              222,223              -0-
Company
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Fort Wayne, Indiana  46802
Attn: Investments - Private Placements

Joseph Wm. Foran                                   -0-              129,457
8340 Meadow Road, #158
Dallas, Texas  75231

Michael B. Decker                                  -0-               4,600
3301 Drexel Drive
Dallas, Texas  75205-2914





Eugene C. Fiedorek                                 -0-              17,915
Encap Investments, L.C.
3811 Turtle Creek Blvd., Suite 1080
Dallas, Texas  75219-4461

Jack L. Gregory                                    -0-               4,400
241 Promenade Street East
Montgomery, Texas  77356-8305

Gregco Resources, Inc.                             -0-               7,610
241 Promenade Street East
Montgomery, Texas  77356-8305

R. Clarke Heidrick, Jr.                            -0-               7,456
P.O. Box 98
Austin, Texas  78767-0098

C. Wayne Nance                                     -0-               3,400
214 North Bay Drive E.B.
Bullard, Texas  75757-9398

Opal Investments Limited Partnership               -0-               4,000
214 North Bay Drive E.B.
Bullard, Texas  75757-9398

W.J. Sleeper, Jr.                                  -0-               7,400
7310 Lane Park Dr.
Dallas, Texas  75225-2462

Paul H. Smith                                      -0-               5,250
112 E. Pecan, Suite 1800
San Antonio, Texas  78205-1536
